UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 21, 2011 (June 16, 2011)

Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.

(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1440 Broadway, 17th floor, New York, NY 10018

(Address of principal executive offices and zip code)

(212) 356-9500

(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services, Inc.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01	Entry Into a Material Definitive Agreement.

On June 16, 2011, Newtek Small Business Finance, Inc. (“NSBF”), a subsidiary of Newtek Business Services, Inc. (the “Company”), entered into an Amended and Restated Loan and Security Agreement (the “Agreement”) with Capital One, N.A. (“Capital One”), pursuant to which Capital One has provided NSBF a credit facility of up to a maximum amount of $27,000,000, (the “Credit Facility”). $12,000,000 of the Credit Facility, often referred to as a “wet funding” credit line, can and will be used to fund those portions of SBA 7(a) loans made by NSBF that are guaranteed by the SBA (the “Guaranteed Line”), and $15,000,000 of the Credit Facility can and will be used to fund those portions of SBA 7(a) loans made by NSBF that are not guaranteed by the SBA (the “Non-Guaranteed Line”). Funds received by NSBF on the sale of the guaranteed portions of the SBA 7(a) loans will be used by NSBF to reduce the Guaranteed Line, and payments and other fees received by NSBF on the non-guaranteed portions of the SBA 7(a) loans, as well as any future sale proceeds of the non-guaranteed portions, will be used by NSBF to reduce the Non-Guaranteed Line. On December 16, 2012, the outstanding balance of the Non-Guaranteed Line will be converted to a term loan (the “Term Loan”) with a maturity date of December 1, 2015. The Term Loan is to be repaid in thirty-six (36) equal monthly installments of principal, with the outstanding balance, including accrued interest, to be repaid on its maturity date. NSBF plans to draw on this Credit Facility immediately to expand its SBA loan originations.

The outstanding balance of the Credit Facility bears a variable per annum rate of interest equal to the rate of interest publicly announced from time to time by Capital One as its prime rate plus 1% with respect to the Guaranteed Line and 1.875% with respect to the Non-Guaranteed Line and the Term Loan. The Guaranteed Line will be available to NSBF until December 15, 2012 and the Non-Guaranteed Line will be available to NSBF until December 16, 2012, in each case unless earlier terminated pursuant the terms of the Agreement.

The Agreement specifies certain events of default, pursuant to which Capital One could require immediate repayment by NSBF of all outstanding amounts under the Credit Facility. In addition, the Company has guaranteed NSBF’s performance and repayment obligations, pursuant to an Amended and Restated Guaranty of Payment and Performance, dated as of June 16, 2011 (the “Guaranty”).

The above description is a summary and is qualified in its entirety by the terms of the Agreement and the Guaranty, which are filed as Exhibits 10.8.3 and 10.8.4 respectively to this Current Report on Form 8-K and are incorporated by reference herein.

A press release announcing the Credit Facility is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.8.3	Amended and Restated Loan and Security Agreement, dated as of June 16, 2011, by and between Newtek Small Business Finance, Inc. and Capital One, N.A.

10.8.4	Amended and Restated Guaranty of Payment and Performance, dated as of June 16, 2011, by and between Newtek Business Services, Inc., and Capital One, N.A.

99.1	Press Release, dated June 21, 2011, announcing the Credit Facility.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: June 21, 2011	/s/ Barry Sloane
Barry Sloane
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.8.3	Amended and Restated Loan and Security Agreement, dated as of June 16, 2011, by and between Newtek Small Business Finance, Inc. and Capital One, N.A.

10.8.4	Amended and Restated Guaranty of Payment and Performance, dated as of June 16, 2011, by and between Newtek Business Services, Inc., and Capital One, N.A.

99.1	Press Release, dated June 21, 2011, announcing the Credit Facility.